BLUE CALYPSO ANNOUNCES APPOINTMENT OF JON MERRIMAN TO BLUE CALYPSO BOARD OF DIRECTORS

DALLAS, TX – 12/23/14 – Blue Calypso, Inc., (OTCBB: BCYP), (the “Company”) developer of patented mobile consumer engagement and social advocacy solutions for retailers and product manufacturers, announces appointment of Jon Merriman to the Board of Directors.

"Jon and his team have been great partners in helping the Company with capital markets matters.  More than that, Jon has grit, tenacity and rare and refreshing vision that I appreciate.” said Andrew Levi, co-CEO Blue Calypso. "Jon's passion for growth companies will help us more efficiently engage with our new and current investors as well as attack new markets as we continue to expand our business."

As co-chairman and CEO of Merriman Holdings, Inc., Jon Merriman is responsible for the overall strategic direction of the firm as well as working closely with the firm's clients. He actively advises fast-growing public and private companies on complex capital market and financing issues and works directly with growth-oriented investors. With more than 25 years of experience in the investment banking and brokerage business, he brings deep experience in relationship management, corporate turnarounds and building growth companies. His extensive institutional and personal network and his trading experience give him a unique perspective when working with investment banking clients, as well as institutional investors.

Prior to forming Merriman Capital, Merriman was Managing Director and the head of the Wells Fargo Securities equity group, formerly First Security Van Kasper, and served on FSVK's Board of Directors. Merriman was subsequently appointed Chairman and CEO of publicly traded telecom company Ratexchange, which he restructured into Merriman Curhan Ford, now known as Merriman Capital. He has served on several private and public company boards over the course of his career and has been a frequent guest on Bloomberg TV, as well as CNBC's show "Fast Money," and has been a regular contributor to financial publications such as The Wall Street Journal, Barron's and The Daily Deal.

“I’m excited to join the board of Blue Calypso at this critical inflection point in the company’s growth. While the recent patent wins are very significant, I’m especially excited about Blue Calypso’s near term path to profitability and their core business, which touches on so many opportunities. Mobile is critically important to anyone who sells to the consumer, and it continues to grow in relevance every day. Blue Calypso’s strong team and significant patent position sets them up for some potentially big commercial wins,” said Jon Merriman, co-chairman and CEO of Merriman Holdings, Inc.

About Blue Calypso, Inc.

Blue Calypso, Inc. (BCYP) develops and delivers mobile engagement and social advocacy solutions for retailers and product manufacturers using its patented portfolio of products including Mobile ADvantage™, DashTAGG® and SocialECHO™. The Company employs their unique platform to connect consumers to brands, drive store traffic, increase shopper spend and shorten the path-to-purchase. The Blue Calypso platform includes extensive big data analytics, tracking consumer engagement such as the spread of shared content, attribution, geo-location and offer redemption. Brands on this platform have key insight into the performance of their content and the sentiment of their customers in real-time. For more about the Company please visit www.bluecalypso.com

About Merriman Capital, Inc.

 Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Corporate Services Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com. Digital Capital Network, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. All operations on the Digital Capital Network are currently being executed by Merriman Capital, Inc.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

CONTACT: Blue Calypso, Inc.

Laurie Stovall800-378-2297

lstovall@bluecalypso.com

Corporate Services Advisor

         Merriman Capital, Inc.*

         Alexandra Petek

         415-248-5681

         apetek@merrimanco.com

         *Member FINRA / SIPC